Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for Neuberger Berman Genesis Fund and "Independent Registered Public Accounting Firms" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 183 to the Registration Statement (Form N-1A, No. 002-11357) of our report dated October 15, 2014, on the financial statements and financial highlights of Neuberger Berman All Cap Core Fund (formerly, Neuberger Berman Select Equities Fund), Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Equity Fund, Neuberger Berman Global Thematic Opportunities Fund, Neuberger Berman Greater China Equity Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Select Fund (formerly, Neuberger Berman International Large Cap Fund), Neuberger Berman Large Cap Value Fund, Neuberger Berman Real Estate Fund, and Neuberger Berman Value Fund (fourteen of the series constituting Neuberger Berman Equity Funds) included in the August 31, 2014 Annual Report to Shareholders of Neuberger Berman Equity Funds.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 6, 2015